UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2009
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529
Houston, TX	77041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On March 24, 2009, T. Jay Collins, President and Chief Executive Officer, will make a presentation to investors and industry analysts at the Howard Weil Incorporated 37th Annual Energy Conference in New Orleans, LA. Interested parties may view the slides for the presentation by using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on March 20, 2009 after 3:00 p.m., Central Daylight Time.
Please note that certain information contained in the presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate, “ “project, “ “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements include statements about:
•	Our projection that 2009 earnings will be flat to down compared to 2008;

•	The vulnerability level of deepwater markets to periods of cyclically low oil prices;

•	Our expected 2009 cash flow from operations;

•	Our planned capital expenditures for 2009;

•	Our future liquidity;

•	Our earnings per share guidance for the 1st quarter of 2009 and the full year of 2009;

•	Our segment operating income guidance for ROVs, Subsea Products, Subsea Projects, Inspection and MOPS for 2009 compared to 2008;

•	Anticipated deepwater discoveries to be evaluated and developed;

•	Floating rig fleet expansion overview, 2009 — 2012;

•	Future floating rig demand, 2009 — 2012;

•	Expectation that we will continue to add ROVs consistent with market demand;

•	Expected 2009 ROV operating income to improve by increasing days on hire, by adding 24 to 30 new systems. Average 2009 pricing anticipated to be flat to up;

•	Expansion of our ROV fleet for both drill support and construction service;

•	Our expectation that 2009 ROV operating income will exceed that of 2008;

•	Subsea completions expected to almost triple in this decade over the 1990s, and increase by over 100% in the decade commencing 2010;

•	Subsea tree orders forecast to be up approximately 75% in the period 2009 — 2013 compared to the period 2004 — 2008;

•	Our anticipation that 2009 Subsea Products revenue will be lower than 2008;

•	Expectation that 2009 Subsea Products operating income will be flat to down compared to 2008;

•	Projected cumulative subsea completions in the Gulf of Mexico through 2009 and 2014;

•	Our expectation that 2009 Subsea Projects operating income will be lower than 2008;

•	Our expectation that 2009 Subsea Projects operating income from Gulf of Mexico shallow water vessel services will be lower than 2008 from declining demand;

•	Our expectation that the 2009 Gulf of Mexico deepwater installation and inspection, repair and maintenance market will experience competitive pressure from an increase in industry vessel availability;

•	Our projected 2009 Cash Flow from Operations (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation);

•	Our projected 2009 EBITDA (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation; and

•	Subsea production control umbilicals orders forecast to be up approximately 65% in the period 2009 — 2013 compared to the period 2004 — 2008.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:
•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.
Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008.
Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC. (Registrant)
By:	/s/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: March 20, 2009